EXHIBIT 23.1


       Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 2-78323, 33-9082, 33-26468, 33-33701, 333-
19007, 333-27935, 333-35059, 333-57977 and 333-57979) and in the Prospectus
constituting part of the Registration Statement on Form S-3 (Nos. 333-15675, 333-21953, 333-27937, 333-31523, 333-41699, 333-51377 and 333-65825)
of Hughes Supply, Inc. of our report dated March 19, 1999, appearing on page 27 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Orlando, Florida
April 23, 1999